UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 9, 2022

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-49671	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2022, Modular Medical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., who acted as the representative (the “Representative”) of the several underwriters (the “Underwriters”), in a firm commitment underwritten public offering (the “Offering”) pursuant to which the Company agreed to sell to the Underwriters an aggregate of 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and 2,500,000 warrants (“Warrants” and, collectively with the Common Stock, the “Units”), each to purchase one share of Common Stock. The price to the public in the Offering is $6.00 per Unit, before underwriting discounts and commissions. The Common Stock and the Warrants comprising the Units were immediately separable upon issuance and were issued separately. The Warrants are exercisable immediately, have an exercise price of $6.60 per share and expire five years from the date of issuance. The Common Stock was approved to list on the Nasdaq Capital Market under the symbol “MODD” and began trading there on February 10, 2022.

The offering closed on February 14, 2022. The gross proceeds from the Offering were $15 million, before deducting underwriting discounts and commissions and other offering expenses.

The Units were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-260682), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 2, 2021 and declared effective by the SEC on February 9, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and certain stockholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after February 9, 2022, the date of the final prospectus.

On February 14, 2022, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Colonial Stock Transfer Company, Inc., a New York limited liability trust company (“Colonial”), to serve as the Company’s warrant agent for the Warrants. Upon the closing of the Offering, Colonial issued the Warrants.

The foregoing description of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Warrant and the Warrant Agency Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On February 10, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement between Modular Medical, Inc. and Oppenheimer & Co. Inc., dated February 9, 2022
4.1	Form of Warrant
10.1	Warrant Agency Agreement between Modular Medical, Inc. and Colonial Stock Transfer Company, Inc., dated February 14, 2022
99.1	Press Release dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: February 14, 2022	By:	/s/ Ellen O’Connor Vos
Ellen O’Connor Vos
Chief Executive Officer